Sub-Item 77Q1(a)
Nuveen Multistate Trust II, formerly known as Nuveen Flagship Multistate Trust II,
333-14729, 811-07755

In compliance with the above-referenced Sub-Item, attached is a copy of the Amended Establishment and Designation of Series of Shares of Beneficial Interest, dated June 9, 2000 and a Certificate of Amendment to Declaration of Trust dated June 9, 2000, each effective June 28, 2000, each considered to be an Amendment to the Declaration of Trust.


CERTIFICATE OF AMENDMENT
TO
DECLARATION OF TRUST

The undersigned, a majority of the Trustees of Nuveen
Flagship Multistate Trust II, a Massachusetts business trust, (the "Trust"), hereby certifies that in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, the Board of Trustees of the Trust, by unanimous vote duly adopted resolutions on November 4, 1999 amending the Declaration of Trust of the Trust effective as of the 28th day of June, 2000, as follows:

	Article I, Section 1 of the Declaration of Trust is hereby amended to read in its entirety:

	Section 1.	Name.   This Trust shall
be known as the "Nuveen Multistate Trust
II," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

NUVEEN MULTISTATE TRUST II
AMENDED ESTABLISHMENT AND DESIGNATION OF SERIES
OF SHARES OF BENEFICIAL INTEREST

WHEREAS, pursuant to Section 2 of
Article IV of the Declaration of Trust (the
"Declaration") dated July 1, 1996 of
Nuveen Flagship Multistate Trust II, the
"Trust"), as amended as of the date hereof to change the name of the Trust to Nuveen
Multistate Trust II, a Massachusetts
business trust, the Trustees of the Trust, on July 10, 1996, established and designated certain series of Shares (as defined in the Declaration) of the Trust by the execution of an instrument establishing and designating such series and setting forth the special and relative rights of such series (the "Designation");

WHEREAS, the instrument establishing
the series approved on July 10, 1996 was not filed with the Commonwealth of Massachusetts or the City of Boston;

WHEREAS, in October 1996, the Trustees
of the Trust amended and restated the
July 1996 Designation to establish and designate additional series of Shares and to redesignate certain of the series previously designated and such Designation was filed with the Commonwealth of Massachusetts and the City of Boston;

WHEREAS, on April 25, 1998 the Board of
Trustees of the Trust approved the
reorganization of the Nuveen Flagship
New Jersey Intermediate Municipal Bond
Fund ("New Jersey Intermediate Fund"),
into the Nuveen Flagship New Jersey
Municipal Bond Fund, a separate series of the Trust (the "Reorganization") and the subsequent termination of the New Jersey
Intermediate Fund upon the approval of
the Reorganization by shareholders;

WHEREAS, on August 13, 1998
shareholders approved the Reorganization of the New Jersey Intermediate Fund and the related termination of the New Jersey
Intermediate Fund as a series of the Trust;

WHEREAS, on September 11, 1998, the
Reorganization was duly consummated;

WHEREAS, it is desirable to amend the
Designation to eliminate the New Jersey
Intermediate Fund terminated in
connection with the Reorganization; and

WHEREAS, the Trustees of the Trust
desire to further amend and restate such Designation in order to change the name of certain of the series previously designated.

NOW, THEREFORE, the Trustees of the
Trust, do hereby amend and restate the
Designation, effective as of the 28th day of June, 2000 as follows:

1.  The series designated as Nuveen
Flagship New Jersey Intermediate
Municipal Bond Fund is hereby
terminated.

2. The remaining series of Shares are hereby redesignated as:

Nuveen California Intermediate Municipal Bond Fund
Nuveen California Municipal Bond Fund
Nuveen California Insured Municipal Bond Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond Fund
Nuveen Massachusetts Insured Municipal Bond Fund
Nuveen New Jersey Municipal Bond Fund
Nuveen New York Municipal Bond Fund
Nuveen New York Insured Municipal Bond Fund

Each of the above-referenced series of Shares
(each, a "Fund") shall have the special and relative rights described below.
2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections
2 and 5 of the Declaration. The proceeds of the sale of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.
3.Shareholders of each Fund shall vote either separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment
Company Act of 1940, as amended, or any
successor rules, and by the Declaration.
4. The assets and liabilities of the Trust shall be allocated among each Fund and any other series of Shares that may be established from time to time as set forth in Article IV, Section 5 of the Declaration.
5. The designation of each Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.
6.  Subject to the applicable provisions of the 1940
Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of each Fund designated hereby without any action or consent of the Shareholders.


	IN WITNESS WHEREOF, the undersigned,
being a majority of the Trustees of the Trust, have executed this instrument as of this 9th day of June, 2000.

/s/ Robert P. Bremner
Robert P. Bremner,
as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

/s/ Lawrence H. Brown
Lawrence H. Brown,
  as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

/s/ Anne E. Impellizzeri
Anne E. Impellizzeri
  as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

/s/ Peter R. Sawers
Peter R. Sawers,
as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

/s/ William J. Schneider
William J. Schneider,
  as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

/s/ Timothy R. Schwertfeger
Timothy R. Schwertfeger
as Trustee
333 West Wacker Drive
Chicago, Illinois 60606


/s/ Judith M. Stockdale
    Judith M. Stockdale,
  as Trustee
333 West Wacker Drive
Chicago, Illinois 60606


STATE OF ILLINOIS	)
				) SS.
COUNTY OF COOK	)

	Then personally appeared the above-named
persons who are known to me to be Trustees of the
Trust whose names and signatures are affixed to the
foregoing instrument and who acknowledged
the same to be their free act and deed, before me
this 	9th day of 	June, 2000.


"OFFICIAL SEAL"
Virginia L. Corcoran
Notary Public, State of Illinois
My Commission Expires:  10/27/01

/s/Virginia L. Corcoran
Notary Public